Exhibit 99.1

NEWS FOR RELEASE: 5/7/2009, 4pm ET                       CONTACT:  Lee Brown
                                                               (719) 481-7213
                                                        lee.brown@ramtron.com

                        RAMTRON REPORTS FIRST-QUARTER 2009
                                FINANCIAL RESULTS

COLORADO SPRINGS, CO - May 7, 2009 - Ramtron International Corporation (Nasdaq: RMTR), the leading developer and supplier of nonvolatile ferroelectric random access memory (F-RAM) and integrated semiconductor products, today reported total revenue of $10.5 million for the first quarter of 2009, compared with $14.3 million reported for the same quarter of 2008. First quarter product revenue was $10.2 million, compared with product revenue of $13.9 million reported for the same quarter last year.

First-quarter net loss was $6.4 million, or $0.24 per share, compared with net income of $565,000, or $0.02 per share, for the same quarter a year earlier. First-quarter 2009 results include a restructuring expense of $459,000, and a non-cash impairment charge of $5.4 million related to restructuring and cost saving measures announced in March of this year. The results for the first quarter also include non-cash, stock-based compensation expense of $342,000, and an income tax benefit of $506,000. Without these items, first-quarter net loss would have been $744,000, or $0.03 per share. Product gross margin for the first quarter of 2009 was 46%, compared to 53% for the first quarter of 2008, reflecting the impact of fixed overhead relative to lower production volume and a less favorable product mix.

First-Quarter Product Highlights:
--------------------------------

  - Integrated product revenue grew 26% to $3.4 million, or 33% of F-RAM product revenue, during the first quarter of 2009, compared with $2.7 million, or 19% of F-RAM revenue, for the first quarter of 2008.

  - Added new 512-kilobit and 1-megabit devices to Ramtron's line of F-RAM V-Family products

  -  Announced a new 4-megabit F-RAM product in a small FBGA package

  - Entered into a foundry services agreement with IBM for the introduction of new and cost effective high-performance F-RAM semiconductor products

"Inventory reductions within our sales channels made for an increasingly challenging first quarter," said Bill Staunton, Ramtron's chief executive officer. "Compared with last year, reduced order rates for our lower-end serial memories overshadowed increases in our integrated, custom, and high density F-RAM products. By target market, order declines were sharp in automotive and office equipment while other printer related sales grew and shipments into metering applications showed areas of strength. As revenue trends grew weaker during the quarter, we took steps to adjust 2009 operating expenses to prepare for the potential for lower than projected annual revenue.

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"Having reduced costs and expenses by more than $5.0 million on an annualized basis, we expect to return to GAAP profitability in the third quarter," Staunton continued. "We have started to see indications of a stabilization of orders from distributors and believe that orders will pick up in the second half of the year as distributors and customers replenish inventories. As a result, we still expect to remain profitable in 2009 before restructuring, impairment, and stock-based compensation expenses, as well as income tax benefit.

"Our return to GAAP profitability in the third quarter is modeled on research and development, sales and marketing, and general administrative expenses of approximately 48% to 49% as a percentage of annual revenue, and a conservative annual revenue estimate of $48 million," Staunton added.

Product Defect Update
---------------------

Negotiations are ongoing between Ramtron, its insurance carrier and one of Ramtron's customers regarding the previously announced request for payment for losses resulting from in-field failures of one of Ramtron's semiconductor memory products. These parties have recently concluded a nonbinding two-day mediation without reaching an agreement. Ramtron does not have a basis for any change in the previously recorded loss contingency estimate at this time.

Ramtron to Transition Product Manufacturing to US Foundry Locations
-------------------------------------------------------------------

Ramtron also announced today that, over the next two years, it will transition the manufacturing of products that are currently being built at Fujitsu's chip foundry located in Iwate, Japan to its foundry at Texas Instruments in Dallas, Texas and to its newest foundry at IBM Corporation in Essex Junction, Vermont. The transition will allow Ramtron to enhance its competitive market position and design and develop a wider array of products that leverage Ramtron's F-RAM technology advantage. Ramtron has established a transition plan with Fujitsu that is designed to meet customer delivery requirements and ensure an orderly transition of products to the new facilities.

"Making this change in our manufacturing model allows us to significantly expand the addressable market for our industry-leading F-RAM products while improving our ability to penetrate markets served by incumbent technologies," Staunton commented. "With the greater product development flexibility afforded by our U.S.-based manufacturing sources, we are moving forward with our strategic initiatives to build new devices that will feature faster device speeds and lower operating voltages, among other enhancements.

"After implementing the cost reduction actions last month, we re-evaluated the amount of debt we would need to support the capital and development costs of the foundry agreement with IBM and concluded that an $11.0 million term loan facility was not necessary," concluded Staunton. "However, we are working with Silicon Valley Bank to increase the borrowing base under our revolving line, and to extend the maturity to March of 2012. At this level of debt we will have the financial flexibility to execute all of our growth plans while staying comfortably within our debt to capital parameters."

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As of March 31, 2009, the company did not have any borrowings outstanding under the line of credit.

Conference Call
---------------

Ramtron management's teleconference today will be webcast live on the corporate website. Management plans to webcast slides to support its prepared remarks on quarterly results and business outlook, and then host a live question-and-answer session with institutional investors and research analysts.

How to Participate
------------------

Ramtron First-quarter 2009 Results Teleconference
May 7, 2009 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the home page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can access the teleconference webcast, assuming that your computer system is configured properly. A webcast replay will be available for one year, and a telephonic replay will be available for seven days after the live call at (706) 645-9291, code # 92261483.

About Ramtron
-------------

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

Cautionary Statements
---------------------

Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," and "potential," among others. Specific forward-looking statements include statements about Ramtron's expected revenue growth and income for full-year 2009. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron's products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing

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products and the timing and market acceptance of new product introductions;
Ramtron's ability to maintain an appropriate amount of low-cost foundry production capacity from its foundry sources in a timely manner; our foundry partners' timely ability to successfully manufacture products for Ramtron;
our foundry partners' ability to supply increased orders for F-RAM products in a timely manner using Ramtron's proprietary technology; any disruptions of Ramtron's foundry or test and assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; and the risk factors listed from time to time in Ramtron's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Reports filed during 2008. SEC-filed documents are available at no charge at the SEC's website (www.sec.gov) or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change.

The financial information in this press release and the attached financial statements have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

In this release, the references to first quarter net income and earnings per share excluding stock-based compensation charges, income tax benefit, and restructuring and impairment charges, are not financial measures as defined by generally accepted accounting principles (GAAP). Management believes that the presentation of results excluding these charges provides meaningful supplemental information regarding the Company's operational performance; however, these figures are not a replacement for the GAAP financial measures presented nor should they be given greater consideration by investors.

                                    -XXX-
                       (financial statements attached)

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                         RAMTRON INTERNATIONAL CORPORATION
                         FIRST-QUARTER FINANCIAL HIGHLIGHTS
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Amounts in thousands, except per-share amounts)
                                       (Unaudited)

                                                      Three Months Ended
                                                  ---------------------------
                                                   March 31,        March 31,
                                                     2009             2008
                                                  ----------       ----------
Revenue:
   Product sales                                    $10,204          $13,866
   License and development fees                         179              179
   Royalties                                            107              209
   Customer sponsored research and development           --               50
                                                    --------         --------
                                                     10,490           14,304
                                                    --------         --------
Costs and expenses:
   Cost of product sales                              5,535            6,496
   Customer sponsored research and development           --               28
   Research and development                           2,682            2,894
   Sales and marketing                                1,803            1,938
   General and administrative                         1,513            1,877
   Restructuring expense                                459               --
   Impairment charge                                  5,372               --
                                                    --------         --------
                                                     17,364           13,233
                                                    --------         --------
Operating income (loss)                              (6,874)           1,071

Interest expense, other                                 (86)             (98)
Other income (expense), net                              43              (46)
                                                    --------         --------
Income (loss) before income tax benefit (provision)  (6,917)             927
Income tax benefit (provision)                          506             (362)
                                                    --------         --------
Net income (loss)                                    (6,411)             565
                                                    ========         ========
Net income (loss) per common share:
    Basic and diluted                               $ (0.24)         $  0.02
                                                    ========         ========
Weighted average common shares outstanding:
    Basic                                            26,840           25,695
                                                    ========         ========
    Diluted                                          26,840           27,669
                                                    ========         ========

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                          CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                                  March 31,   December 31,
                                                    2009          2008
                                                  ---------   ------------
                                                 (Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                      $ 4,798       $ 9,900
   Accounts receivable, net                        10,042        11,274
   Deferred income taxes, net                         150           266
   Inventories                                      9,948         9,992
   Other current assets                             1,199         1,110
                                                  -------       -------
Total current assets                               26,137        32,542

Property, plant and equipment, net                  6,958         5,635
Goodwill, net                                          --         1,971
Intangible assets, net                              2,944         6,470
Long term deferred income taxes, net                5,824         5,174
Other assets                                          207           212
                                                  -------       -------
Total assets                                      $42,070       $52,004
                                                  =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                               $ 2,548       $ 4,930
   Accrued liabilities                              2,005         3,131
   Deferred revenue                                   645           645
   Current portion of long-term debt                  384           382
                                                  -------       -------
Total current liabilities                           5,582         9,088

Long-term deferred revenue                          1,048         1,209
Long-term debt                                      4,559         4,577
                                                  -------       -------
Total liabilities                                  11,189        14,874

Stockholders' equity                               30,881        37,130
                                                  -------       -------
                                                  $42,070       $52,004
                                                  =======       =======

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